PROMISSORY NOTE

$50,000.00 August 30, 2013

FOR VALUE RECEIVED, Brazil Interactive Media, Inc., a Delaware corporation, its successors and assigns and Esotv Brazil Promoção Publicidade Licenciamento Comércio LTDA. a limited company duly organized and existing under the laws of Brazil, its successors and assigns (together the "Makers" and each a “Maker”) hereby promise to pay to the order of Themistocles Psomiadis, or his successors or assigns ("Payee"), the principal amount of FIFTY-THOUSAND DOLLARS ($50,000.00), together with interest on the principal balance outstanding hereunder, from (and including) the date hereof until (but not including) the date of payment, at the interest rate specified below, in accordance with the following terms and conditions:

1. Stated Interest Rate. Except as provided in Section 2 below, the unpaid principal balance from day to day outstanding hereunder shall bear interest at a rate per annum equal to the five percent (5%) (the “stated Interest Rate”) calculated on the basis of the actual days elapsed but computed as if each year consisted of 360 days. For purposes of this Note, the “Prime Rate” means the variable rate of interest per annum established from time to time by Payee’s financial institution as its prime rate evidenced by the recording thereof after its announcement in such internal publication or publications as it may designate.

2.                  Payments. All unpaid principal and accrued but unpaid interest thereon and all other amounts payable hereunder shall be due and payable on October 1, 2013.

3.                  Prepayment. Maker may prepay all or any portion of the interest and the unpaid principal balance of this Note at any time, or from time to time, without penalty or premium.

4.                  Application and Place of Payments. Payments received by Payee with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Payee in its sole and absolute discretion may elect. Unless Payee otherwise elects, payments received by Payee shall be applied first to accrued and unpaid interest, next to the principal balance then outstanding hereunder, and the remainder to Additional Sums (as hereinafter defined) or other costs or added charges provided for in this Note. Payments hereunder shall be made at the address for Payee first set forth above or at such other address as Payee may specify to Maker in writing.

5.                  Events of Default; Acceleration. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Payee, shall become immediately due and payable, without any notice to Maker, provided that in the case of any of the Events of Default in paragraphs (b), (c) or (d) below, the remainder of the debt evidenced hereby shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Maker:

a.	Nonpayment of principal, interest, or other amounts when the same shall become due and payable hereunder, and Maker does not cure such failure to pay within three days after the date such payment is due; or

b.	The failure of Maker to comply with any provision of this Note; or
c.	The dissolution, winding-up, liquidation or termination of the existence of Maker or the sale or disposition of substantially all of the assets of Maker's business; or
d.	The making by Maker of an assignment for the benefit of its creditors; or
e.	The appointment of a receiver for Maker or the involuntary filing against Maker, which is not stayed or dismissed within 30 days of filing, or the voluntary filing by Maker of a petition or application for relief under federal bankruptcy law or any similar state or federal law.

6.                  Remedies. In an Event of Default, Payee shall be entitled to any or all remedies as specified in the “Security Agreement” (Exhibit A) between the Payee and Maker, dated August 30, 2013.

7.	Contracted For Interest.
a.	Maker agrees to pay an effective contracted for rate of interest equal to the rate of interest resulting from all interest payable as provided in this Note, plus the additional rate of interest resulting from the Additional Sums. The Additional Sums shall consist of all fees, charges, goods, things in action, or any other sums or things of value (other than interest payable as provided in this Note) paid or payable by Maker, pursuant to this Note, that may be deemed to be interest for the purpose of any law of the state of Delaware that may limit the maximum amount of interest to be charged with respect to this lending transaction. The Additional Sums shall be deemed to be interest for the purposes of any such law only.
b.	Maker understands and believes that this transaction complies with the usury laws of the state of Delaware; however, if any interest or other charges in connection with this transaction are ever determined to exceed the maximum amount permitted by law, then Maker agrees that (i) the amount of interest or charges payable pursuant to this transaction shall be reduced to the maximum amount permitted by law; and (ii) any excess amount previously collected from Maker in connection with this transaction, which exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Maker.

8.                  Costs of Collection. Maker agrees to pay all costs of collection, including, without limitation, attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest, or other amount is not paid when due, or if at any time Payee should incur any attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the obligations evidenced hereby. In the event of any court proceeding, court costs and attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Payee.

9.                  No Waiver by Payee. Maker hereby waives presentment, protest, notice of dishonor, and notice of acceleration of maturity. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past-due installment, or other indulgence granted from time to time shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. Maker agrees to continue to remain bound for the payment of principal, interest, and all other sums due under this Note notwithstanding any changes by way of release, surrender, exchange, modification, substitution of, failure to perfect or maintain perfection of any security for this Note. No delay or failure of Payee in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

10.              Governing Law. This Note shall be construed in accordance with and governed by the laws of the state of Delaware without regard to the choice of law rules of the Commonwealth of Massachusetts.

11.              Time of Essence. Time is of the essence of this Note and each and every provision hereof.

12.              Conflicts; Inconsistency. In the event of any conflict or inconsistency between the provisions of this Note and the provisions of any one or more of the other documents executed in connection with this transaction, the provisions of this Note shall govern and control to the extent necessary to resolve such conflict or inconsistency.

13.              Amendments. No amendment, modification, change, waiver, release, or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

14.              Severability. The invalidity of any provision of this Note or portion of a provision shall not affect the validity of any other provision of this Note or the remaining portion of the applicable provision.

15.              Binding Nature. The provisions of this Note shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, personal representatives, successors, and assigns, as applicable.

16.              Notices. All notices, requests, demands, and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt, upon receipt of a facsimile transmission, or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to Maker:

Themistocles Psomiadis

801 Brickell Avenue, Suite 900

Miami, FL 33131

with a copy to:

Alan T. Hawkins, Esq.

801 Brickell Avenue, Suite 900

Miami, FL 33131

Peter J. Gennuso, Esq.Thompson Hine LLP

335 Madison Avenue, 12th Floo

New York, NY 10017

Attention:

If to Payee:

Themistocles Psomiadis

801 Brickell Avenue, Suite 900

Miami, FL 33131

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of notice.

17.              Construction. Maker and Payee participated in the drafting of this Note, and this document was reviewed by the respective legal counsel for Maker and Payee. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Note. The language of this Note shall be construed as a whole according to its fair meaning. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." No inference in favor of, or against, Maker or Payee shall be drawn from the fact that one party has drafted any portion hereof.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

BRAZIL INTERCATIVE MEDIA, INC.

By

Name: Jesus Quintero

Title: Chief Financial Officer

ESOTV BRAZIL PROMOÇÃO PUBLICIDADE LICENCIAMENTO
COMÉRCIO LTDA.

By:____________________________________ Name: Dimas da Silva Bittencourt Title: Administrator

EXHIBIT A

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 30th day of August, 2013 by and among Brazil Interactive Media, Inc., a Delaware limited liability company, having a mailing address at 801 Brickell Ave., Suite 900, Miami, FL 33131 (“BIMI”) and EsoTV Brasil Promoção Publicidade Licenciamento e Comércio Ltda., a limited company duly organized and existing under the laws of Brazil, having its principal office at Rua Professor Edgard de Moraes, 534, Bairro Centro, CEP 06502-165 - Santana de Parnaíba, São Paulo, Brazil, (EsoTV, together with BIMI, the “Debtors” and each a “Debtor”), for the benefit and security of Themistocles Psomiadis, having a mailing address at 801 Brickell Ave., Suite 900 Miami, FL 33131 (“Psomiadis” or the “Secured Party”).

WHEREAS, the Debtors have executed and delivered to Secured Party a promissory note, including, without limitation, with an issuance date of August 30, 2013 (the “Note”) from the Debtors in favor of the Secured Party; and;

WHEREAS, the Debtor’s subsidiary, EsoTV has executed and delivered a Guaranty of Payment and Performance (the "Guaranty") of certain obligations of the Debtors, including all obligations of the Debtor under the Note; and

WHEREAS, the obligations of the Debtors under the Note are to be secured pursuant to this Agreement; and

WHEREAS, the Note and this Security Agreement are part of a transaction consisting of three investments for aggregate proceeds to the Debtors of US$100,000 (the “Secured Note Transaction”).

NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to or for the benefit of Debtor under or in connection with the Notes or any other Finance Documents (as defined below), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CONSTRUCTION AND DEFINED TERMS

1.01          Article and Section Headings. Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. Unless otherwise expressly stated in this Agreement, references in this Agreement to Sections shall be read as Sections of this Agreement.

1.02          Schedules and Exhibits. The references in this Agreement to specific Schedules and Exhibits shall be read as references to such specific Schedules or Exhibits attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements and replacements to such Schedules and Exhibits from time to time.

1.03          Defined Terms. The following terms used in this Agreement shall have the following meanings:

“Collateral” means, with respect to Debtor and EsoTV, all of the accounts receivables which a security interest is granted hereunder.

“Equity Interest” With respect to any Person, any ownership interest in such Person, including shares, partnership interests, joint venture interests, membership interests, limited liability company interests, unit interests and any other equity or ownership interests of any kind, and any subscriptions, options, warrants, commitments, purchase rights, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or for securities convertible into, any shares, partnership interests, joint venture interests, membership interests, limited liability company interests, and any other equity or ownership interests in such Person.

“Finance Documents” mean, collectively, the Note, the Guaranty, and any other documents or agreements executed in connection therewith or herewith and pertaining to the Secured Obligations.

“Person” Any natural person, corporation, limited liability company, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization and any Governmental Authority, including any receiver, debtor-in-possession, trustee, custodian, conservator, or liquidator.

“Secured Obligations” All indebtedness, liabilities and obligations which are now or may at any time hereafter be due, owing or incurred in any manner whatsoever to Secured Party by Debtor, whether under this Agreement, the Note, the Guaranty or any other Finance Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of such obligations.

ARTICLE II

SECURITY INTEREST; PERFECTION

2.01          Security Interest. To secure the full and timely payment, performance and satisfaction of the Secured Obligations, Debtor hereby collaterally assigns to Secured Party, and grants Secured Party a security interest in, all of such Debtor’s accounts receivable, whether now owned or hereafter existing or acquired

2.02          Perfection by Possession. Debtor represents and warrants that the security interests granted pursuant to the Secured Note Transaction is first and prior security interest in and to all of the Collateral. If Collateral is of a type as to which it is necessary, desirable, or advisable, as determined by Secured Party, for Secured Party to take possession of such Collateral in order to protect, perfect, or maintain the first priority of Secured Party’s security interest or other Lien (subject only to Permitted Security) in such (or any other) Collateral, then, promptly upon Secured Party’s request, Debtor shall deliver such Collateral to Secured Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Debtor makes the following representations and warranties to Secured Party, which shall each be continuing and in effect at all times, and Secured Party shall be entitled to rely upon the truth, accuracy, and completeness of the following representations and warranties without regard to any other information that may be now or hereafter known by or disclosed to Secured Party or any of Secured Party’s directors, officers, employees, agents, attorneys or other advisors:

3.01          Each Debtor’s Name and Identification Number. The name of each Debtor set forth on the first page and the signature page of this Agreement is such Debtor’s correct and complete legal name. The mailing address for each Debtor in this Agreement is such Debtor’s mailing address.

3.02          Collateral. (a) No financing statement covering any of such Debtor’s rights in the Collateral is on file in any public office; (b) Secured Party’s security interest in the Collateral is a first priority perfected security interest, subject to no Liens; (c) each Debtor is and will be the lawful owner of all Collateral, free of all liens, claims, security interests and encumbrances whatsoever, with full power and authority to execute this Agreement and perform such Debtor's obligations hereunder, and to subject the Collateral to the security interest hereunder and (d) all information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Secured Party is and will be true and correct in all material respects as of the date furnished.

3.03          Authorization and No Conflicts. (a) (i) BIMI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as listed on the first page of this Agreement; and (ii) EsoTV is a limited liability company duly organized, validly existing and in good standing under the laws of its country of incorporation as listed on the first page of this Agreement; (b) the execution and delivery of this Agreement and the performance by each Debtor of its obligations hereunder are within such Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or by-laws of each Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon each Debtor; and (c) this Agreement is a legal, valid and binding obligation of each Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.04          Tangible Collateral. Schedule 3.04 hereto contains a complete listing of such Debtor’s tangible Collateral located with any bailee, warehousemen or other third parties and all of such Debtor’s Collateral which is subject to certificate of title statutes.

ARTICLE IV

AFFIRMATIVE COVENANTS

Debtor covenants and agrees to the following:

4.01          Account Debtors. The Secured Party may, at any time that an Event of Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify an Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of the Secured Party and enforce, by suit or otherwise the obligations of an Account Debtor or other Person obligated on Collateral and exercise the rights of such Debtor with respect to the obligation of the Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to such Debtor, and with respect to any property that secures the obligations of the Account Debtor or other Person obligated on the Collateral. In connection with exercise of such rights and remedies, the Secured Party may surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon the request of the Secured Party during the existence of an Event of Default, Debtor will, at its own expense, notify any or all parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder. Upon request by the Secured Party during the existence of an Event of Default, Debtor will forthwith, upon receipt, transmit and deliver to the Secured Party, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Secured Party) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Secured Party may otherwise consent in writing, any such items which may be so received by Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Secured Party until delivery is made to the Secured Party. Debtor will comply with the terms and conditions of any consent given by the Secured Party pursuant to the foregoing sentence.

4.02          Additional Covenants. each Debtor:

(a) will, at the Secured Party’s request, at any time and from time to time, execute and deliver to the Secured Party such financing statements, amendments and other documents and do such acts as the Secured Party deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Secured Party, free and clear of all Liens and claims and rights of third parties whatsoever; Debtor hereby irrevocably authorizes the Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of such Debtor or words of similar effect or (y) as being of an equal or lesser scope or with greater detail;

(c) will keep its records concerning the Collateral in such a manner as will enable the Secured Party or its designees to determine at any time the status of the Collateral;

(d) will furnish the Secured Party such information concerning such Debtor, the Collateral and the Account Debtors as the Secured Party may from time to time reasonably request;

(e) will permit the Secured Party and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of an Event of Default) to inspect such Debtor's Collateral, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Secured Party during the existence of an Event of Default, deliver to the Secured Party all of such records and papers;

(f) will, upon request of the Secured Party, stamp on its records concerning the Collateral, and add on all Chattel Paper and Instruments constituting a portion of the Collateral, a notation, in form satisfactory to the Secured Party, of the security interest of the Secured Party hereunder;

(l) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral and will keep all of the tangible Collateral in the United States;

(m) will promptly notify the Secured Party in writing upon acquiring or otherwise obtaining any Collateral after the date hereofwill promptly execute such other documents, and do such other acts or things deemed appropriate by the Secured Party to confer upon the Secured Party control with respect to such Collateral;

(o) promptly notify the Secured Party in writing upon acquiring or otherwise obtaining any Collateral after the date hereof and, upon the request of the Secured Party, will promptly execute such other documents, and do such other acts or things deemed appropriate by the Secured Party to deliver to the Secured Party possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of the Secured Party;

(p) promptly notify the Secured Party in writing upon incurring or otherwise obtaining a commercial tort claim after the date hereof against any third party, and, upon the request of the Secured Party, will promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by the Secured Party to give the Secured Party a security interest in such commercial tort claim; and

(q) further agrees to take other action reasonably requested by the Secured Party to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the security interests in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto ,to the extent, if any, that the Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the security interests in such Collateral, (iii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (iv) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party, and (v) taking all actions required in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

4.03          Taxes, Assessments, Charges, and Other Impositions. Debtor shall pay and discharge promptly, on or before the date due, all taxes, assessments, charges, and other impositions imposed by any governmental authority on Debtor, or on the Collateral, relating to the ownership or use of the Collateral, or relating to any sale, lease, license or other disposition of the Collateral; provided, however, Debtor shall not be required to pay or discharge, or to cause to be paid or discharged, any such tax, assessment, charge, or other imposition so long as (a) the validity of such tax, assessment, charge or other imposition is being contested in good faith by Debtor by appropriate proceedings.

4.04          Notice of Lien Proceeding. Debtor shall give Secured Party immediate written notice of the threat by any Person to commence any proceedings on a material portion of the Collateral or any other lien proceeding.

ARTICLE V

NEGATIVE COVENANTS

Debtor covenants and agrees to the following:

5.01          Identity. Each Debtor shall not change such Debtor’s name or corporate structure. If Debtor is organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized, Debtor shall not organize under the laws of another jurisdiction.

5.02          Liens. Debtor shall not create, incur, assume or suffer to exist any Liens upon any Collateral of Debtor other than Permitted Liens.

ARTICLE VI

EVENT OF DEFAULT; ENFORCEMENT OF SECURITY INTEREST

6.01          Any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

Any default or event of default shall occur under the Note or any other Finance Documents.

The Secured Party shall fail to have an enforceable first priority lien on and security interest in the Collateral.

A Debtor files a bankruptcy petition, a bankruptcy petition is filed against Debtor which remains undismissed or unstayed for 30 consecutive days, or Debtor makes a general assignment for the benefit of creditors.

6.02          Right to Enforce Claim; Secured Party in Possession or Control.

(a)                Upon the occurrence of an Event of Default and during the continuance thereof, and in addition to such other rights and remedies as Secured Party may have under other provisions of this Agreement or any other Finance Document, or under common or statutory law, Secured Party may reduce a claim to judgment, foreclose, or otherwise enforce the claim, security interest, or agricultural lien by any available judicial procedure, and if the Collateral is Documents, Secured Party may proceed either as to the Documents or as to the Goods the Documents cover.

(b)               If Secured Party has possession of Collateral, (i) reasonable expenses, including the cost of insurance and payment of taxes or other charges, incurred in the custody, preservation, use, or operation of the Collateral are chargeable to Debtor and are secured by the Collateral, (ii) the risk of accidental loss or damage is upon Debtor to the extent of a deficiency in any effective insurance coverage, (iii) Secured Party shall keep the Collateral identifiable, but fungible Collateral may be commingled, and (iv) Secured Party may use or operate the Collateral (A) for the purpose of preserving the Collateral or its value, or (B) as permitted by an order of a court having competent jurisdiction, or (C) for the purpose of transporting the Collateral, or (D) for the purposes of demonstrating the use or operation of the Collateral.

6.03          Collection and Enforcement. After the occurrence of an Event of Default and during the continuance thereof (in accordance with the Facilities Agreement), Secured Party may:

(a)                notify any Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of Secured Party;

(b)               take any Proceeds to which Secured Party is entitled to;

(c)                enforce the obligations of Debtor or other Person obligated on Collateral and exercise the rights of Debtor with respect to the obligations of the Debtor or other Person obligated on Collateral to make payment or otherwise render performance to Debtor, and with respect to any property that secures the obligations of the Debtor or other Person obligated on the Collateral;

6.04          Possession of Collateral.

(a)                After the occurrence of an Event of Default and during the continuance thereof, Secured Party may require Debtor to assemble the Collateral and make the Collateral available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor. If Secured Party requires Debtor to assemble the Collateral and make the Collateral available to Secured Party, as described in the preceding sentence, Debtor shall do so promptly, and in any event within ten (10) days after Secured Party gives Debtor a notice requesting Debtor to assemble the Collateral and make the Collateral available to Secured Party at the place designated by Secured Party. Without limiting Secured Party’s right to designate any place which is reasonably convenient to Debtor for making Collateral available to Secured Party, Debtor agrees that any place designated by Secured Party and located within one hundred (100) miles of any place where Debtor stores, uses, sells, leases, licenses, or maintains Collateral in the ordinary course of Debtor’s business shall be conclusively deemed to be a place reasonably convenient to Debtor for making the Collateral available to Secured Party.

(b)               After the occurrence of an Event of Default and during the continuance thereof, Secured Party may, pursuant to judicial process, or without judicial process if Secured Party proceeds without breach of peace, (1) take possession of the Collateral and, (2) without removal, render Equipment unusable and dispose of Collateral on Debtor’s premises.

6.05          Disposition of Collateral.

(a)                After the occurrence of an Event of Default and during the continuance thereof, Secured Party may sell, lease, license, or otherwise dispose of any or all of the Collateral in its present condition or following any commercially reasonable preparation or processing.

(b)               Secured Party may dispose of Collateral by public or private proceedings, by one or more contracts, as a unit or in parcels, and at any time and place and on any terms.

(c)                Secured Party may purchase Collateral (1) at a public disposition or (2) if the Collateral is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations, at a private disposition.

(d)               A contract for sale, lease, license, or other disposition includes the warranties relating to title, possession, quiet enjoyment, and the like which by operation of law accompany a voluntary disposition of property of the kind subject to the contract; provided, however, Secured Party may disclaim or modify such warranties (1) in a manner that would be effective to disclaim or modify the warranties in a voluntary disposition of property of the kind subject to the contract of disposition, or (2) by communicating to the purchaser a Record evidencing the contract for disposition and including an express disclaimer or modification of the warranties, and provided further that a Record is sufficient to disclaim such warranties if such Record indicates “There is no warranty relating to title, possession, quiet enjoyment, or the like in this disposition” or uses words of similar import.

(e)                Prior to a disposition of Collateral, Secured Party shall give Debtor, and any other parties required to receive notice under applicable laws and regulations.

6.06          Additional Provisions Regarding Sales and Other Dispositions. In the event that Secured Party shall sell or otherwise dispose of the Collateral, or any part thereof in accordance with this Agreement, the following additional provisions shall be applicable to such sale or other disposition:

(a)                Such sale or other disposition may be at public or private sale (or at any broker’s board or on any securities exchange) for cash, upon credit or for future delivery as Secured Party shall deem appropriate. Secured Party shall be authorized at any such sale (if Secured Party deems it advisable to do so with regard to any type or item of Collateral) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own use (or for their own account for investment, as applicable) and not with a view to the distribution or sale thereof, and upon consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Debtor, and Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Secured Party shall give Debtor at least ten (10) days’ written notice (which Debtor agrees is reasonable notice) of Secured Party’s intention to make any sale of Collateral owned by Debtor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix and state in the notice of such sale, and Secured Party shall not be obligated to make any sale of any Collateral if Secured Party shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given, and Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice to Debtor or anyone else, be made at the time and place to which the same was so adjourned.

(b)               In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, but Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Collateral so sold and, in case of any such failure, such of the Collateral may be sold again upon notice to Debtor as set forth in this Section.

(c)                At any public sale, Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of Debtor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Secured Party from Debtor as a credit against the purchase price, and Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Debtor therefor.

(d)               For purposes of any sale of Collateral in accordance with this Agreement, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. Secured Party shall be free to carry out such sale pursuant to such agreement, and Debtor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Secured Party shall have entered into such an agreement, all Events of Default shall have been remedied and the Secured Obligations paid in full.

(e)                Upon any sale of Collateral by Secured Party (including a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Secured Party or such officer or be answerable in any way for the misapplication thereof.

ARTICLE VII

POWER OF ATTORNEY

7.01          Power of Attorney; Collections by Secured Party.

(a)                Debtor hereby appoints Secured Party as Debtor’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to do each of the following in the name of Debtor or in the name of Secured Party or otherwise, for the use and benefit of Secured Party, but at the cost and expense of Debtor, and with or without notice to Debtor: (i) notify the Account Debtors and insurers to make payments directly to Secured Party, and to take control of the cash and non-cash Proceeds of any Collateral or insurance; (ii) renew, extend or compromise any of the Collateral or deal with the same as Secured Party may deem advisable; (iii) release, exchange, substitute, or surrender all or any part of the Collateral; (iv) remove from Debtor’s places of business all Collateral Records without cost or expense to Secured Party; (v) make such use of Debtor’s places of business as may be reasonably necessary to administer, control and collect the Collateral; (vi) repair, alter or supply Goods, if any, necessary to fulfill in whole or in part the purchase order or similar order of any Account Debtor; (vii) demand, collect, give receipt for, and give renewals, extensions, discharges and releases of any of the Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (ix) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (x) indorse the name of Debtor upon any item of payment relating to the Collateral or upon any proof of claim in bankruptcy against any Collateral; and (xi) institute and prosecute legal and equitable proceedings to reclaim any of the Goods sold to any Account Debtor obligated on an Account at a time when such Account Debtor was insolvent. Secured Party agrees that it shall not exercise any power or authority granted under this power of attorney unless an Event of Default has occurred and is continuing. The foregoing power of attorney is in addition to any other power of attorney that may be granted to Secured Party under any Finance Document.

(b)               NONE OF SECURED PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO DEBTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII

GENERAL PROVISIONS

8.01          Remedies Cumulative. Upon the occurrence and during the continuance of any Event of Default, and in addition to such other rights and remedies as Secured Party may have under other provisions of this Agreement or any other Finance Document, Secured Party may exercise any one or more of its rights and remedies under common or statutory law. No failure or delay on the part of Secured Party in exercising any right, power or privilege hereunder or under any other Finance Document and no course of dealing between Debtor or any other Obligor or other Person and Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies which Secured Party would otherwise have and may be exercised simultaneously. No notice to or demand on Debtor in any case shall entitle Debtor or any other obligor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand.

ARTICLE IX

Miscellaneous

9.01          Each of the Debtors agrees to pay all expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of Secured Party) paid or incurred by Secured Party in endeavoring to collect the Secured Obligations of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Secured Obligations.

9.02          No delay on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

9.03          This Security Agreement shall remain in full force and effect until all Secured Obligations have been paid in full. If at any time all or any part of any payment theretofore applied by the Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Secured Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Debtor), such Secured Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Secured Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Secured Party had not been made.

9.04          The rights and privileges of Secured Party hereunder shall inure to the benefit of its successors and assigns.

9.05          Secured Party’s Rights to Release Obligors; etc. Secured Party may take or release other security, may release any party primarily or secondarily liable for any Secured Obligations or other indebtedness to Secured Party, may grant extensions, renewals or indulgences with respect to such Secured Obligations or other indebtedness and may apply any other security therefor held by Secured Party to the satisfaction of such Secured Obligations or other indebtedness, all without prejudice to any of Secured Party’s rights under this Agreement.

9.06          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon delivery, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, so long as it is properly addressed. The addresses and facsimile numbers for such communications shall be:

If to Debtor:

Brazil Interactive Media, Inc.
Themistocles Psomiadas

801 Brickell Ave., Suite 900

Miami, FL 33131
Telephone: (305) 789-6621

If to the Secured Party:

Themistocles Psomiadas

801 Brickell Ave., Suite 900

Miami, FL 33131
Telephone: (305) 789-6621

9.07          Term. The term of this Agreement shall commence with the date of this Agreement and shall continue in full force and effect and be binding upon Debtor until all Secured Obligations of Debtor to Secured Party shall have been fully paid and satisfied and Secured Party shall have given Debtor written notice of the termination of this Agreement (excluding provisions that by their terms survive termination of other provisions of this Agreement or survive the termination of the security interest created under this Agreement). Secured Party shall not be obligated to give Debtor written notice of termination of this

Agreement, or to terminate any financing statements or other Lien Notices, until all Secured Obligations of Debtor to Secured Party shall have been fully paid and satisfied and there is no commitment on the part of Secured Party to make an advance, incur an obligation or otherwise give value, and Debtor shall have given Secured Party a written demand requesting the termination of this Agreement and any financing statements at which time Secured Party shall execute and deliver such documents, at Debtor’s expense, as are necessary to release Secured Party’s liens in the Collateral. Notwithstanding anything to the contrary in this Agreement or any other Finance Documents, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Debtor or any substantial part of Debtor’s assets, or otherwise, all as though such payments had not been made.

9.08          Further Assurances. Debtor shall execute and deliver to Secured Party such further assurances and take such other further actions as Secured Party may from time to time request to further the intent and purpose of this Agreement and to maintain and protect the rights and remedies intended to be created in favor of Secured Party under this Agreement.

9.09          Amendments, Waivers and Consents; Successors and Assigns. Neither this Agreement nor any other Finance Document nor any of the terms hereof or thereof may be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing signed by Secured Party and Debtor. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations have been fully paid and satisfied and this Agreement has been terminated, (ii) be binding upon Debtor and its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and Secured Party’s successors, transferees and assigns. This Agreement may not be assigned by Debtor without prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole discretion.

9.10          Entire Agreement. This Agreement and any other Finance Documents are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect. No promise, inducement, or representation has been made to Debtor which relates in any way to the matters expressed in this Agreement and in any other Finance Documents, other than what is expressly stated herein and in such Finance Documents.

9.11          No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.12          Governing Law. This Agreement and all related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflicts of law principles, regardless of the location of the Collateral, excepting, however, that the Uniform Commercial Code (or decisional law) of a jurisdiction other than the State of Delaware may provide the method of perfection, the effect of perfection or non-perfection, or the priority of liens and security interests created under this Agreement.

9.13          DISPUTES SUBJECT TO ARBITRATION. The parties to this Agreement will submit all disputes arising under it to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Secured Party’s right to obtain an injunction for a breach of this Agreement from a court of law.

9.14          Severability. Any provision of this Agreement, or of any other Finance Document, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Debtor hereby waives any provision of law which renders any provision of this Agreement or any other Finance Document prohibited or unenforceable in any respect.

9.15          Counterparts. This Agreement may be executed in counterparts and each shall be effective as an original, and a photocopy, facsimile or telecopy of this executed Agreement shall be effective as an original. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart, photocopy, facsimile, or telecopy of this executed Agreement.

9.16          Time. Time is of the essence of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Debtor has executed this Agreement as of the date first above written.

DEBTORS: BRAZIL INTERACTIVE MEDIA, INC. By: Name: Jesus Quintero Title: CFO	DEBTOR: GYRUS NORTH AMERICAN SALES CORPORATION By:: Name: Title:
ESOTV BRASIL PROMOÇÃO PUBLICIDADE LICENCIAMENTO E COMÉRCIO LTDA. By:_______________________________ Name: Dimas da Silva Bittencourt Title: Administrator

SECURED PARTY: THEMISTOCLES PSOMIADIS By:: An Individual